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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Equity Incentive Plan and the 1999 Employee Stock Purchase Plan of Tularik Inc. of our report dated February 8, 2001, with respect to the consolidated financial statements of Tularik Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.




/s/ ERNST & YOUNG LLP

Palo Alto, California
April 25, 2001